EXHIBIT 10.1
                                                                    ------------



                           RESTRICTED STOCK AGREEMENT
                           --------------------------

                  The Compensation Committee (the "Committee") of the Board of Directors of Chattem, Inc. ("Chattem") has selected Zan Guerry as the recipient ("Recipient") of the following described shares of restricted common stock (the "Restricted Shares") in accordance with the following terms:

Administration:                      The Committee of the Board of Directors of
                                     Chattem will administer the grant of
                                     Restricted Shares.

Shares Subject to Grant:             Chattem hereby awards the Recipient
                                     Sixty-Nine Thousand (69,000) Restricted
                                     Shares. Chattem shall instruct its transfer agent to deliver a certificate to the Recipient representing the Restricted
                                     Shares as soon as reasonably practicable.
                                     The certificate representing the Restricted
                                     Shares shall include an appropriate legend concerning the restrictions upon such
                                     Restricted Shares.

Restrictions:                        The Restricted Shares shall be owned free
                                     of restrictions with respect to Seventeen
                                     Thousand Two Hundred Fifty (17,250) of the
                                     Restricted Shares on the first anniversary of this Agreement and an additional
                                     Seventeen Thousand Two Hundred Fifty
                                     (17,250) of such Restricted Shares shall be owned free of restrictions, on a cumulative basis, on each of the three (3) succeeding anniversaries of this Agreement so that four (4) years from the date of this Agreement all Sixty-Nine Thousand (69,000) of such Restricted Shares shall be owned free of restrictions.

Transferability:                     The restricted portion of the Restricted
                                     Shares are not transferable.

Termination of Employment:           If prior to lapse of restrictions the
                                     Recipient's employment has terminated for any reason other than death, retirement, disability or a Change in Control (as defined in the Recipient's Employment
                                     Agreement), then the portion of the
                                     Restricted Shares that remain subject to restrictions shall automatically be forfeited to Chattem.

Death, Disability                    Upon the death or disability of the
or Change in Control:                Recipient or a Change in Control, all of
                                     the Restricted Shares shall immediately be owned free of restrictions.

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Taxes:                               The Recipient currently intends to make a
                                     "Section 83(b) election" under the Internal
                                     Revenue Code with respect to the Restricted
                                     Shares, immediately triggering the payment of ordinary income tax with respect to the fair market value of the Restricted Shares on the date hereof. Chattem shall reimburse the Recipient on a "grossed up" basis for the payment of federal income or any other tax resulting from Recipient's making the
                                     Section 83(b) election or receipt of the Restricted Shares.

Plan: The Restricted Shares shall be issued under Chattem's 2003 Stock Incentive Plan.

Section 16: It is intended that the Restricted Shares be granted in compliance with the provisions of Rule 16(b)(3) of the Securities Exchange Act of 1934, as amended.

                  This Restricted Stock Agreement is dated to be effective this 29th day of May, 2003.

                                     Chattem, Inc.

                                     By:_________________________________
                                           Alec Taylor
                                           For the Compensation Committee



                                     Recipient:

                                     ____________________________________
                                     Zan Guerry